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                                                                  EXHIBIT 10.3

                                 PARENT GUARANTY


     GUARANTY, dated as of May 18, 1999 (this "Guaranty"), from MINIMED INC., a Delaware corporation (the "Parent Guarantor"), to FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee under the MiniMed Real Estate Trust 1999-1 (the "Lessor").

                           W I T N E S S E T H:

     WHEREAS, all capitalized terms used herein not otherwise defined shall have the same meanings as set forth in Appendix A to the Participation Agreement, dated as of the date hereof, among MiniMed Development Corp., as Construction Agent and Lessee (the "Guaranteed Subsidiary"), the Parent Guarantor and certain of its Subsidiaries, First Security Bank, National Association, not in its individual capacity, except as expressly stated therein, but solely as Owner Trustee, the holders from time to time of Certificates issued by the Owner Trustee, as Certificateholders, the lenders party thereto from time to time, as the Lenders, the revolving credit lenders party thereto from time to time, as the Revolving Credit Lenders, ING Baring Furman Selz LLC, as Syndication Agent, and ING (U.S.) Capital LLC, as Agent and as Collateral Agent (the "Participation Agreement");

     WHEREAS, the Parent Guarantor wishes to induce the Lessor to enter into the Construction Agency Agreement and the Master Lease with the Guaranteed Subsidiary (the Construction Agency Agreement and the Master Lease, as each of them may be amended, modified, supplemented, or extended from time to time, are collectively referred to hereinafter as the "Guaranteed Agreements"); and

     WHEREAS, the Parent Guarantor is the owner of one hundred percent (100%) of the issued and outstanding capital stock of the Guaranteed Subsidiary, and the consummation of the Guaranteed Agreements will inure to the benefit of the Parent Guarantor, directly or indirectly; and

     WHEREAS, the Lessor is unwilling to enter into the Guaranteed Agreements with the Guaranteed Subsidiary unless the Parent Guarantor enters into this Guaranty.

     NOW, THEREFORE, in order to induce the Lessor to enter into the Guaranteed Agreements and to consummate the transactions contemplated thereby, the Parent Guarantor hereby agrees as follows:

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1. Guaranty.

(a) The Parent Guarantor unconditionally and irrevocably guarantees to the Lessor the due and punctual performance of and compliance by the Guaranteed Subsidiary with all

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obligations, covenants, warranties, undertakings and conditions of the
Guaranteed Subsidiary contained in or arising under the Guaranteed Agreements, including, but not limited to, the full and punctual payment by the Guaranteed Subsidiary, when due, whether at the stated due date, by acceleration or otherwise, of any and all rent and other obligations, liabilities, indebtedness and other amounts of every kind payable by the Guaranteed Subsidiary under or pursuant to the Guaranteed Agreements, all amounts in respect of the indemnities provided by the Guaranteed Subsidiary under the Guaranteed Agreements, and all damages (whether provided for in the Guaranteed Agreements or otherwise permitted by law) in respect of any failure or refusal by the Guaranteed Subsidiary to make any such payment or to perform such obligation, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lessor (all the foregoing obligations and undertakings are collectively referred to hereinafter as the "Obligations").

(b) This Guaranty is an absolute and unconditional guaranty of performance and payment when due of all obligations to be performed and all amounts to be paid by the Guaranteed Subsidiary under the Guaranteed Agreements, and not of collection of any indebtedness contained in or arising under the Guaranteed Agreements. This Guaranty is in no way conditioned upon any attempt to collect from the Guaranteed Subsidiary or upon any other event or contingency, and shall be binding upon and enforceable against the Parent Guarantor without regard to the validity or enforceability of the Guaranteed Agreements or of any term thereof. If for any reason the Guaranteed Subsidiary shall fail or be unable duly and punctually to pay any such amount when due under the Guaranteed Agreements, the Parent Guarantor will forthwith pay, if not already paid by the Guaranteed Subsidiary, the same immediately upon demand.

(c) In case either of the Guaranteed Agreements shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Guaranteed Subsidiary or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Parent Guarantor's obligations hereunder shall continue to the same extent as if such agreement had not been so rejected. The Parent Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Lessor of the Obligations or any part thereof is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of the Guaranteed Subsidiary, or otherwise, as though such payment to the Lessor had not been made.

(d) The Parent Guarantor shall pay all reasonable costs, expenses and damages incurred (including, without limitation, attorneys' fees and disbursements) in connection with the enforcement of (i) the Obligations to the extent that such costs, expenses and damages are not paid by the Guaranteed Subsidiary and (ii) the obligations of the Parent Guarantor under this Guaranty.
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2. Guaranty Continuing and Unlimited. The obligations of the Parent Guarantor hereunder shall be continuing and unlimited, shall not be subject to any counterclaim, set-off, deduction or defense (other than payment or performance) based upon any claim the Parent Guarantor may have against the Lessor or the Guaranteed Subsidiary or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the Parent Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to (a) any express or implied amendment or modification of or supplement to the Guaranteed Agreements or any other agreement referred to in either thereof, or any other instrument applicable to the Guaranteed Subsidiary or to the Obligations, or any part thereof, or any assignment or transfer of any thereof; (b) any failure on the part of the Guaranteed Subsidiary to perform or comply with any term of the Guaranteed Agreements or any failure of any other Person to perform or comply with any term of the Guaranteed Agreements, or any other agreement as aforesaid;
(c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Guaranteed Agreements, or any other agreement as aforesaid, or this Guaranty, whether or not the Lessor, the Guaranteed Subsidiary or the Parent Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Parent Guarantor or the Guaranteed Subsidiary, or their respective properties or their creditors, or any action taken by any trustee or receiver or by any court in any such proceeding ; (e) any furnishing or acceptance of additional security or any release of any security, or the failure to perfect any Lien against, any security for the Obligations or any action, or the absence of any action, by the Collateral Agent, any Secured Party or the Lessor in respect of any such Lien or security; (f) any limitation on the liability or Obligations of the Guaranteed Subsidiary under the Guaranteed Agreements (other than any limitation expressly provided for therein) or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Guaranteed Agreements, or any term of any thereof (including, without limitation, to the extent a court of competent jurisdiction fails to give full effect to the intent of the parties to the Master Lease set forth in Section 4 of the Master Lease, (i) any rejection of the Master Lease by the Lessee or any trustee of the Lessee in any bankruptcy proceeding filed by or against the Lessee and any limitation on damages which may be recovered by the Lessor as a result of any such rejection or other termination of the Master Lease in any such bankruptcy proceeding, and (ii) any legal or equitable defense which the Lessee may assert against Lessor or its rights and remedies under the Master Lease); (g) any lien, charge or encumbrance on or affecting the Parent Guarantor's or the Guaranteed Subsidiary's respective assets and properties; (h) any act, omission or breach on the part of the Lessor under the Guaranteed Agreements, or any other agreement at any time existing between the Lessor and the Guaranteed Subsidiary or any other law, governmental regulation or other agreement applicable to the Lessor or any Obligation; (i) any claim as a result of any other dealings among the Lessor, the Parent Guarantor or the Guaranteed Subsidiary or any of them; (j) the assignment of the Guaranteed Agreements by the Lessor to any other Person, or the assignment of this Guaranty by the Lessor to any Person permitted under
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the Parent Guarantor's Consent; or (k) any change in the name of the Lessor, the
Guaranteed Subsidiary or any other Person referred to herein.

     The unconditional obligations of the Parent Guarantor set forth herein constitute the full recourse obligations of the Parent Guarantor enforceable against it to the full extent of all of its present and future income, assets and properties.

3. Waiver. The Parent Guarantor unconditionally waives: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Parent Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Guaranteed Agreements; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Guaranteed Agreements, including, without limitation, diligence in collection or protection of or realization upon the Obligations or any part thereof or any collateral therefor; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default by the Guaranteed Subsidiary under the Guaranteed Agreements; (f) the occurrence of every other condition precedent to which the Parent Guarantor or the Guaranteed Subsidiary may otherwise be entitled; and (g) the right to require the Lessor to proceed against the Guaranteed Subsidiary or any other Person liable on the Obligations, to proceed against or exhaust any security held from the Guaranteed Subsidiary or any other Person, or to pursue any other remedy in the Lessor's power whatsoever, and the Parent Guarantor waives the right to have the property of the Guaranteed Subsidiary first applied to the discharge of the Obligations.

     The Lessor may, at its election, exercise any right or remedy it may have against the Guaranteed Subsidiary or any security held by the Lessor, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Parent Guarantor hereunder, except to the extent the Obligations have been paid, and the Parent Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Parent Guarantor against the Guaranteed Subsidiary or any such security, whether resulting from such election by the Lessor or otherwise. The Parent Guarantor understands that the liability of the Guaranteed Subsidiary to the Lessor for the Obligations may be secured by real property and that the Parent Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing the Parent Guarantor's right to proceed against the Guaranteed Subsidiary. The Parent Guarantor waives any defense arising by reason of any disability or other defense of the Guaranteed Subsidiary or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of the Guaranteed Subsidiary to the Lessor for the Obligations and all rights and defenses that the Parent Guarantor may have because the Guaranteed Subsidiary's Obligations are secured by real property. The Parent Guarantor
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hereby waives, to the fullest extent permitted by law, all rights and benefits under section 2809 of the California Civil Code purporting to reduce a Parent Guarantor's obligations in proportion to the principal obligation, all rights and benefits under section 580a of the California Code of Civil Procedure governing determination of fair market value following the exercise of power of sale, all rights and benefits under section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation and all rights and benefits under section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and all rights and benefits under section 726 of the California Code of Civil Procedure and any and all similar laws now in effect or hereafter enacted in the State of California regarding the procedures to be followed by a creditor with real property security and/or limiting the right of such a creditor to a deficiency judgment, including, without limitation, the California law now in effect stating that the Lessor must first proceed against any real property collateral before commencing an action to collect the Obligations, if such sections, or any of them, have any application hereto or any application to the Parent Guarantor. Accordingly, the Parent Guarantor waives all rights and defenses that the Parent Guarantor may have because the Obligations are secured by real property. This means, among other things: (i) the Lessor may collect from the Parent Guarantor without first foreclosing on any real or personal property collateral pledged by the Guaranteed Subsidiary; and (ii) if the Lessor forecloses on any real property collateral pledged by the Guaranteed Subsidiary: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and
(B) the Lessor may collect from the Parent Guarantor even if the Lessor, by foreclosing on the real property collateral, has destroyed any right the Parent Guarantor may have to collect from the Guaranteed Subsidiary. This is an unconditional and irrevocable waiver of any rights and defenses the Parent Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. The Parent Guarantor expressly waives any and all benefits under the California Civil Code Sections 2787 to 2855 inclusive.

     The Parent Guarantor understands that the Lessor's exercise of certain rights and remedies contained in the Guaranteed Agreements may affect or eliminate the Parent Guarantor's rights of subrogation against the Guaranteed Subsidiary and that the Parent Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, the Parent Guarantor hereby authorizes and empowers the Lessor, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of the Parent Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Accordingly, the Parent Guarantor waives all rights and defenses arising out of an election of remedies by the Lessor, even though the election of remedies, such as non-judicial foreclosure with respect to security for the Obligations, has destroyed or
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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

impaired the Parent Guarantor's rights of subrogation and reimbursement against the principal by operation of Section 580d of the California Code of Civil Procedure or otherwise.

     The Parent Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Guaranteed Subsidiary and of all other circumstances bearing upon the risk of nonpayment of the Obligations and agrees that the Lessor shall not have any duty to advise the Parent Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Parent Guarantor acknowledges that the Lessor has not made any representation to the Parent Guarantor concerning the financial condition of the Guaranteed Subsidiary.

4. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Lessor and its assigns, transferees, endorsees and successors, and nothing contained herein shall impair, as between the Lessor and its assigns, transferees, endorsees and successors, the Parent Guarantor and the Guaranteed Subsidiary, the obligations of the Guaranteed Subsidiary under the Guaranteed Agreements. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Lessor as permitted in the Guaranteed Agreements, any reference to the "Lessor" herein shall be deemed to refer equally to such Person or Persons.

5. Representations and Warranties of the Parent Guarantor. The Parent Guarantor represents and warrants to the Lessor that:

(a) Corporate Existence. The Parent Guarantor (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power, authority and legal right to own or operate its properties or to lease the properties it operates and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where such failure to qualify would not have a Material Adverse Effect.

(b) Corporate Power; Authorization; Enforceable Obligations. The Parent Guarantor as the corporate power, authority and legal right to make, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. No consent of any other Person (including, without limitation, stockholders and creditors of the Parent Guarantor), and no authorization of, notice to, or other act by any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty. This Guaranty has been duly executed and delivered on behalf of the Parent Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.
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(c) No Legal Bar. The execution, delivery and performance by the Parent
Guarantor of this Guaranty will not violate any provision of any existing Law or regulation applicable to the Parent Guarantor or of any award, order or decree applicable to the Parent Guarantor of any court, arbitrator or governmental authority, or of the Certificate of Incorporation or By-Laws of the Parent Guarantor, or of any security issued by the Parent Guarantor or of any mortgage, indenture, lease, contract or other agreement or undertaking to which the Parent Guarantor is a party or by which the Parent Guarantor or any of its properties or assets may be bound.

(d) Litigation. Except as disclosed in Schedule 5(d), there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Parent Guarantor, threatened against or affecting the Parent Guarantor or any property or rights of the Parent Guarantor which questions the enforceability of this Guaranty or which as of the date hereof could reasonably be expected to exceed $1,000,000, or after the date hereof could reasonably be expected to have a Material Adverse Effect.

(e) ERISA. Except as disclosed on Schedule 5(e):

     (i) neither the Parent Guarantor, its Subsidiaries nor any ERISA Affiliate maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

     (ii) each Plan maintained by the Parent Guarantor or any of its Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and neither the Parent Guarantor nor any of its Subsidiaries is subject to any tax or penalty with respect to any Plan of the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate, including, without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Internal Revenue Code, or any tax or penalty arising from a loss of deduction under Sections 162, 404 or 419 of the Internal Revenue Code;

     (iii) neither the Parent Guarantor nor any of its Subsidiaries is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate, including, without limitation, any liabilities arising under Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans;

     (iv) the Parent Guarantor and its Subsidiaries and, with respect to any Plan which is subject to Title IV of ERISA, each ERISA Affiliate have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, and no Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation or warranty is made or deemed to be made; and

     (v) the Parent Guarantor and its Subsidiaries are subject to no liabilities with respect to post-retirement medical benefits.

(f) Guaranteed Subsidiary. The Parent Guarantor owns and holds, beneficially and of record all of the issued and outstanding shares of capital stock of the Guaranteed Subsidiary. All such shares have been validly issued, are fully paid and non-assessable, and are free and clear of any liens or encumbrances.

(g) Taxes. The Parent Guarantor and each of its Subsidiaries has filed all federal and other income tax returns and reports required by law to have been filed by it and has timely paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(h) Financial Statements. The Parent Guarantor has furnished to the Lessor copies of its Annual Report on Form 10-K for the year ended January 1, 1999 and copies of its Quarterly Report on Form 10-Q for the quarters ended April 3, 1998, July 3, 1998 and October 2, 1998. The financial statements contained in such documents fairly present the financial position, results of operations and consolidated statements of cash flows of the Parent Guarantor and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in accordance with GAAP applied on a consistent basis. Since the date of such financial statements, there has been no material adverse change in the financial condition or business of the Parent Guarantor and its Subsidiaries which could, when taken as a whole, have a Material Adverse Effect.

(i) Compliance with Laws. The Parent Guarantor and each of its Subsidiaries is in compliance with all applicable Laws (including, without limitation, all Environmental Requirements and all applicable laws, rules, regulations and orders relating to building and land use), except those the non-compliance with which could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) No Default. No Event of Default has occurred and no condition exists which, after notice and expiration of any cure period, would constitute, an Event of Default under the Related Documents.

(k) Labor Controversies. There are no organized labor controversies pending or, to the best knowledge of the Parent Guarantor, threatened, relating to the Parent Guarantor or any of its Subsidiaries. There is (i) no unfair labor practice complaint pending against the Parent Guarantor or any of its Subsidiaries or, to the best knowledge of the Parent Guarantor, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent Guarantor or any of its Subsidiaries or, to the best knowledge of the Parent Guarantor, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Parent Guarantor or any of its Subsidiaries or, to the best knowledge of the Parent Guarantor, threatened against the Parent Guarantor or any of its Subsidiaries, and (iii) no union representation question existing with respect to the employees of the Parent Guarantor or any of its Subsidiaries. The Parent Guarantor and each of its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

(l) Ownership of Properties; Collateral.

     (i) Each of the Parent Guarantor and its Subsidiaries has good title to all of its material properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 14(c). All Liens attaching to property or assets of the Parent Guarantor or any of its Subsidiaries as of the date hereof are identified in Schedule 5(l).

     (ii) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties (as such term is defined therein), a legal, valid and enforceable security interest in all right, title and interest of the Parent Guarantor and each of its Subsidiaries party thereto in the Collateral described therein, and, upon the filing of the Financing Statements, the Security Agreement will create a fully perfected first priority security interest in all right, title and interest of the Parent Guarantor and each of its Subsidiaries party thereto in all of the Collateral, subject to no other Liens other than Liens permitted by Section 14(c).

(m) Intellectual Property. Except as disclosed on Schedule 5(m), the Parent Guarantor owns, beneficially and of record, or licenses pursuant to valid and binding licenses, all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Parent Guarantor considers necessary for or as are otherwise material to the conduct of the business of the Parent Guarantor as now conducted without any infringement upon rights of other Persons.

(n) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Parent Guarantor or any of its Subsidiaries in writing to the Lessor, the Agent, the Collateral Agent, the Lenders, the Certificateholders or the Revolving Credit Lenders for purposes of or in connection with this Guaranty or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Guaranty, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading.

Neither this Guaranty nor any document or statement furnished to the Lessor, the Agent, the Collateral Agent, the Lenders, the Certificateholders or the Revolving Credit Lenders by or on behalf of the Parent Guarantor or any of its Subsidiaries contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

(o) Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Parent Guarantor or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) as of the Effective Date are listed in Schedule 5(o),
(b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Related Documents, and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent Guarantor and its Subsidiaries operate their respective businesses.

(p) Condition of Property. All of the assets and properties owned by, leased to or used by the Parent Guarantor or any of its Subsidiaries and material to the conduct of the business of the Parent Guarantor and its Subsidiaries, taken as a whole, are in good operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

(q) Trade Relations. As of the Effective Date, there exists no actual or, to the best of Parent Guarantor's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Parent Guarantor or any of its Subsidiaries with any material customer or group of customers of the Parent Guarantor or any of its Subsidiaries or any material supplier of goods or services to the Parent Guarantor which could reasonably be expected to have a Material Adverse Effect.

(r) Indebtedness. Schedule 5(r) specifies all Indebtedness of the Parent Guarantor and its Subsidiaries as of the Effective Date.

(s) Consents. Except as disclosed in Schedule 5(s), each of the Parent Guarantor and its Subsidiaries has all material permits and governmental consents and approvals necessary under all applicable Laws or, in the reasonable business judgment of the Parent Guarantor, deemed advisable under all applicable Laws, in connection with the transactions contemplated hereby and the ongoing business and operations of the Parent Guarantor and its Subsidiaries.

(t) No Burdensome Agreement. Neither the Parent Guarantor nor any of its Subsidiaries is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or is subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect.

(u) Year 2000 Compliance. The software and the hardware operated by the Borrower and its Subsidiaries are capable of providing or being adapted to provide the ability to process dates or store data within the twenty-first century or between the twentieth and twenty-first century, or otherwise operate without error with respect to twenty-first century dates in substantially the same manner and with the same functionality as such software records, stores processes and presents such data as of the date hereof ("Y2K Compliance"). All adaptations and replacements of software and hardware required to achieve full Y2K Compliance will be completed on or before September 30, 1999, except where a failure to achieve full Y2K Compliance will not have a Materially Adverse Effect.

6. Payments. Each payment by the Parent Guarantor to the Lessor under this Guaranty shall be made by transferring the amount thereof to the Lessor or to an account designated by the Lessor in immediately available funds without set-off or counterclaim. The making of any payments by the Parent Guarantor hereunder shall not constitute a waiver of any rights not waived pursuant hereto that the Parent Guarantor may have against the Lessor or the Guaranteed Subsidiary.

7. Parties. This Guaranty shall inure to the benefit of the Lessor and its successors, assigns or transferees, and shall be binding upon the Parent Guarantor and its successors and assigns. The Parent Guarantor may not delegate any of its duties under this Guaranty without the prior written consent of the Lessor and the Collateral Agent. The Lessor and its successors, assigns and transferees may assign its or their rights and benefits under this Guaranty as provided in the Parent Guarantor Consent.

8. Remedies. The Parent Guarantor stipulates that the remedies at law in respect of any default or threatened default by the Parent Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

9. Rights to Deal with the Guaranteed Subsidiary. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Parent Guarantor hereunder, the Lessor may deal with the Guaranteed Subsidiary in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Guaranteed Subsidiary, without notice or demand and without affecting the Parent Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of payment or any part thereof contained in or arising under the Guaranteed Agreements, or to waive any Obligation of the Guaranteed Subsidiary to perform, any act or acts as the Lessor may deem advisable.

10. Waiver of Subrogation. The Parent Guarantor hereby expressly waives any rights which it may acquire by way of subrogation, reimbursement, contribution or setoff under this Guaranty, by virtue of any payment or performance made hereunder or the realization by any holder of the Obligations on any collateral granted by the Parent Guarantor as security therefor, or otherwise. The Parent Guarantor hereby expressly waives any claim, right or remedy which the Parent Guarantor may now have or hereafter acquire against the Guaranteed Subsidiary that arises hereunder, from the performance by the Parent Guarantor hereunder, or from the realization by any holder of the Obligations on any collateral granted by the Parent Guarantor as security therefor, including, without limitation, any claim, right or remedy of the Lessor or any other Persons holding any of the Obligations against the Guaranteed Subsidiary or any security which the Lessor or any other Persons holding any of the Obligations now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise. If any amount shall be paid to the Parent Guarantor on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Lessor and any other holders of the Obligations and shall forthwith be paid to the Lessor to be credited and applied upon the Obligations, whether matured or unmatured, or to be held by the Collateral Agent as collateral security for any Guaranteed Obligations thereafter existing. The preceding waiver is intended by the Parent Guarantor, the Lessor and any other holders of the Obligations to be for the benefit of the Guaranteed Subsidiary and any of its successors and assigns as an absolute defense to any action by the Parent Guarantor against the Guaranteed Subsidiary or its assets that arises out of the Parent Guarantor's performance under this Guaranty. To the extent the Parent Guarantor makes any payment hereunder or any holder of the Obligations realizes upon any collateral granted by the Parent Guarantor as security for its obligations hereunder, the Parent Guarantor shall be deemed to have made a contribution to the equity capital of the Guaranteed Subsidiary in the amount of such payment or realization.

11. Election of Remedies, Etc. Any election of remedies which results in the denial or impairment of the right of the Lessor to seek a deficiency judgment against the Guaranteed Subsidiary shall not impair the Parent Guarantor's obligation to pay the full amount of the Obligations. In the event the Lessor shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Related Documents, the Lessor may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Lessor but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Lessor or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Lessor might otherwise be entitled but for such bidding at any such sale.

12. Continuing Guaranty. The Parent Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations. Upon payment and performance in full of the Obligations of the Parent Guarantor, this Guaranty and all obligations of Parent Guarantor hereunder shall be released and, upon the request of the Parent Guarantor, the Lessor shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things reasonably required to evidence or document such release.

13. Affirmative Covenants. The Parent Guarantor hereby covenants and agrees that until the Obligations and all obligations of the Parent Guarantor under this Guaranty have been paid or discharged in full:

(a) Compliance with Laws. The Parent Guarantor shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Laws (including Environmental Requirements).

(b) Payment of Taxes. The Parent Guarantor shall, and shall cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might become a Lien upon its property; provided, however, that neither the Parent Guarantor nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, including, without limitation, a Permitted Contest.

(c) Maintenance of Insurance. The Parent Guarantor shall (i) maintain or cause to be maintained, with financially sound and reputable independent insurers, insurance with respect to its or any of its Subsidiaries' business or material properties, as the case may be, against loss or damage of the kinds customarily insured against by entities engaged in the same or similarly situated business, and of such types and amounts (subject to customary deductibles and retentions) as are customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent Guarantor and its Subsidiaries operate their respective businesses, including, without limitation, such insurance as is required under Section 10 of the Master Lease and such insurances as is described on Schedule 5(o), and (ii) furnish to the Lessor and the Collateral Agent following written request therefor, a certificate of an authorized officer setting forth the nature and extent of all insurance maintained by the Parent Guarantor and its Subsidiaries in accordance with this section. Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than VII in the case of Medmarc, or not less than VIII in the case of all other such insurance companies, shall be in effect on the Effective Date and the premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Parent Guarantor by the Collateral Agent, showing loss payable to the Collateral Agent. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies, shall name the Collateral Agent, as additional insured. The Parent Guarantor shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 13(c), but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.

(d) Preservation of Corporate Existence, Etc. The Parent Guarantor shall preserve and maintain, and shall cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted under Section 14(j) below.

(e) Delivery of Financial Statements, Compliance Certificate and Reporting Requirements. The Parent Guarantor shall furnish to the Lessor and the Collateral Agent on behalf of the Secured Parties, each of following:

     (i) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Parent Guarantor, a copy of the audited consolidated balance sheet of the Parent Guarantor as at the end of such Fiscal Year and the related audited consolidated statements of income, stockholders' investment and cash flows for such year, in each case which shall be (A) in reasonable detail and set forth in comparative form the figures as of the end of and for the previous year, (B) certified without qualification by a firm of independent accountants of nationally recognized standing, and (C) complete and correct in all material respects and prepared in accordance with GAAP;

     (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent Guarantor, a copy of the unaudited consolidated balance sheet of the Parent Guarantor as at the end of each such Fiscal Quarter and the related unaudited consolidated statements of income, stockholders' investment and cash flows of the Parent Guarantor for such quarter and the portion of the fiscal year through such date, in each case which shall be
     (A) in reasonable detail and set forth in comparative form the figures as of the end of and for the corresponding period of the previous Fiscal Year,
     (B) certified as to fairness of presentation by the Chief Financial Officer, the Vice President of Finance or the Controller of the Parent Guarantor, and (C) complete and correct in all material respects (subject to normal year-end audit adjustments) and prepared in accordance with GAAP (except that such financial statements need not contain footnotes and shall be prepared substantially in accordance with GAAP);

     (iii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate signed by the Chief Financial Officer, the Vice President of Finance or the Controller of the Parent Guarantor setting forth computations in reasonable detail demonstrating compliance with the financial covenants set forth in Section 15 hereof, together with a statement that, to the best of such officer's knowledge, the Parent Guarantor during the relevant period has observed and performed all of its covenants and other agreements hereunder, and satisfied every condition contained herein to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Potential Default or Event of Default hereunder except as described in such certificate (any such description to be in reasonable detail and to include a description of any action to be taken with respect to such default);

     (iv) as soon as possible and in any event within five days after the occurrence of each Potential Default and each Event of Default continuing on the date of such statement, a statement of the Chief Financial Officer, the Vice President of Finance, the Controller or other responsible officer of the Parent Guarantor setting forth details of such Potential Default and Event of Default and the action which the Parent Guarantor has taken and proposes to take with respect thereto;

     (v) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

     (vi) promptly and in any event within 10 days after the Parent Guarantor or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer, the Vice President of Finance, the Controller or other responsible officer of the Parent Guarantor describing such ERISA Event and the action, if any, which the Parent Guarantor or such ERISA Affiliate proposes to take with respect thereto;

     (vii) promptly and in any event within two Business Days after receipt thereof by the Parent Guarantor or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (viii) promptly and in any event within five Business Days after receipt thereof by the Parent Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Parent Guarantor or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan, or (C) the amount of liability incurred, or which may be incurred, by the Parent Guarantor or any ERISA Affiliate in connection with any event described in clause (A) or (B) above;

     (ix) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Parent Guarantor or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

     (x) within ninety (90) days after the end of each Fiscal Year of the Parent Guarantor, a business plan of the Parent Guarantor and its Subsidiaries, in form, scope and detail reasonably satisfactory to the Lessor, the Collateral Agent and the Majority Secured Parties for the twelve (12) months following the end of such Fiscal Year, including consolidated and consolidating operating budgets prepared on a quarterly basis for such Fiscal Year, which budgets shall include estimated Consolidated Capital Expenditures and Research and Development Expenses and other costs to be incurred by the Parent Guarantor and its Subsidiaries, on a consolidated and consolidating basis, during such Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Parent Guarantor and its Subsidiaries;

     (xi) within ninety (90) days after the end of each Fiscal Year of the Parent Guarantor, projected balance sheets, statements of operations and changes in cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year and each of the Fiscal Years of the Parent Guarantor hereafter commencing prior to May 18, 2004 prepared on a quarterly basis for the upcoming Fiscal Year and on an annual basis for all Fiscal Years thereafter, together with supporting details and a statement of underlying assumptions;

     (xii) promptly after approval by the Parent Guarantor's Board of Directors, any updates or revisions to any business plan described in the preceding clause (x) of this Section 13(e);

     (xiii) promptly upon the sending or filing thereof, copies of all reports that the Parent Guarantor or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements that the Parent Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

     (xiv) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the business of the Parent Guarantor or any of its Subsidiaries (including, without limitation, the Property) which condemnation could reasonably have a Material Adverse Effect; and

     (xv) such other information respecting the condition or operations, financial or otherwise, of the Parent Guarantor or any of its Subsidiaries as the Lessor, the Collateral Agent or any Secured Party may from time to time reasonably request.

(f) Keeping of Books and Records. The Parent Guarantor shall keep, and shall cause each Subsidiary that is not an Inactive Subsidiary to keep, proper books of record and accounts, in which full, true and correct entries shall be made of all financial transactions and the assets and business of the Parent Guarantor and each such Subsidiary in accordance with GAAP consistently applied.

(g) Visitation Rights. The Parent Guarantor shall and shall cause each Domestic Subsidiary, upon at least two (2) Business Days' notice, to permit the Lessor, the Collateral Agent on behalf of the Secured Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent Guarantor and any Subsidiary, and to discuss the affairs, finances and accounts of the Parent Guarantor and any Subsidiary with any of their officers or directors and with their independent certified public accountants. The Parent Guarantor will pay all reasonable costs and expenses incurred by the Lessor, the Collateral Agent, any Secured Party or their agents or representatives in connection with the exercise of rights under this Section 12(g) during the existence of an Event of Default.

(h) Foreign Qualification. The Parent Guarantor will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could have a Material Adverse Effect.

(i) Maintenance of Properties, Etc. The Parent Guarantor will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties which are not used or necessary in the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

(j) Maintenance of Licenses and Permits. The Parent Guarantor will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all material Intellectual Property, rights, permits, licenses, approvals and privileges issued under or arising under any applicable Law.

(k) Real Estate. If the Parent Guarantor or any of its Domestic Subsidiaries shall acquire a fee or leasehold interest in real estate which the Lessor or the Collateral Agent determines to be material to the Parent Guarantor or such Subsidiary, then the Parent Guarantor or such Subsidiary, as the case may be, will execute a first priority mortgage in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, and shall deliver to the Collateral Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Collateral Agent shall reasonably request; provided, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to execute any such mortgage or deliver any other items required under this Section 13(k) (i) in respect of any such real estate purchased with the proceeds of purchase money Indebtedness permitted to be incurred under Section 14(b) hereof or (ii) in respect of real estate purchased or leased by the Parent Guarantor or any of its Subsidiaries (other than real estate described in clause (i)) if the aggregate consideration paid or payable by the Parent Guarantor or such Subsidiary, together with the aggregate consideration paid or payable by the Parent Guarantor and its Subsidiaries in respect of all other real estate that is not subject to a first-priority mortgage in favor of the Collateral Agent (other than real estate described in clause (i)), does not exceed $5,000,000.

(l) Employee Plans. The Parent Guarantor will, and will cause each Subsidiary to, comply in all material respects with the provisions of ERISA and the Code which are applicable to any Plan.

14. Negative Covenants. The Parent Guarantor hereby covenants and agrees that until the Obligations and all obligations of the Parent Guarantor under this Guaranty have been paid or discharged in full:

(a) Business Activities. The Parent Guarantor will not, and will not permit any Subsidiary to, engage in any business activity, except those in which the Parent Guarantor is engaged on the Effective Date, such activities as may be incidental or related thereto and any line of business that is similar or complimentary to the business of the Borrower and its Subsidiaries as of the Effective Date.

(b) Limitation on Indebtedness. The Parent Guarantor shall not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of, or permit any of its Subsidiaries to create, assume, incur, suffer to exist or otherwise become or remain liable in respect of, any Indebtedness except (i) Indebtedness arising under the Related Documents, (ii) Indebtedness existing on the date hereof and reflected in the financial statements delivered pursuant to
Section 13(e) hereof, and any extension, renewal or replacement of such Indebtedness provided, that the principal amount thereof upon any such extension, renewal or replacement shall not exceed the principal amount of Indebtedness at the time of such extension, renewal or replacement or the terms thereof, (iii) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Parent Guarantor and not incurred in connection with or in contemplation of such Person becoming a Subsidiary of the Parent Guarantor, provided that all such Indebtedness permitted under this clause (iii) does not exceed $3,000,000 at any one time outstanding, and any extension, renewal or replacement of such Indebtedness provided, that the principal amount thereof upon any such extension, renewal or replacement shall not exceed the principal amount of Indebtedness at the time of such extension, renewal or replacement,
(iv) Indebtedness of the Parent Guarantor or any of its Subsidiaries secured by a Lien permitted under Section 14(c)(iv) or Capitalized Lease Obligations, provided that the principal amount thereof (and the amount of such Capitalized Lease Obligations attributable to principal) does not exceed in the aggregate $3,000,000 at any one time outstanding, (iv) Indebtedness which, together with all other Indebtedness permitted under clauses (ii), (iii) and (iv) of this
Section 14(b), does not exceed $5,000,000 at any one time outstanding, and (v) Indebtedness that is subordinated to the obligations of the Credit

Parties under the Related Documents on terms and conditions satisfactory to the Majority Secured Parties in their commercially reasonable discretion provided that no Potential Default or Event of Default shall have occurred and be continuing or would result therefrom and after giving pro forma effect to the incurrence of such Indebtedness the Parent Guarantor shall be in compliance with and shall be projected to be in compliance with each of the financial covenants set forth in Section 15.

(c) Liens, Etc. The Parent Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

     (i) Liens in favor of the Collateral Agent;

     (ii) Liens for taxes or assessments or other governmental charges or levies not yet due or payable;

     (iii) Liens created by or resulting from obligations of the Parent Guarantor or any Subsidiary as lessee under operating leases;

     (iv) (A) Liens on any property, acquired, constructed or improved by the Parent Guarantor or its Subsidiaries after the date of this Guaranty which are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Guaranty; (B) Liens on any property of a corporation securing Indebtedness of such corporation which is merged into the Parent Guarantor or a Subsidiary; or (C) Liens on property securing indebtedness of a corporation existing at the time such corporation becomes a Subsidiary of the Parent Guarantor; provided, that such Liens referred to in (A) shall not extend to any property theretofore owned by the Parent Guarantor or any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property is so constructed or the improvement is located and; provided, further, that the fair market value of the property or assets subject to any of the Liens referred to in (A), (B) or (C) above is not less than the related Indebtedness secured by any such Lien and such Indebtedness is permitted under clause (iv) of Section 14(b) hereof.

     (v) Liens incidental to and made in the ordinary course of business of the Parent Guarantor or any Subsidiary (other than to secure Indebtedness) which consists of (A) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings, (B) Liens

     (other than Liens arising under ERISA or under Section 412(n) of the Internal Revenue Code in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secured performance of tenders, statutory obligations, leases and contracts or to secure obligations on surety or appeal bonds, (C) Liens which arise by operation of law under
     Article 2 of the Uniform Commercial Code in favor of unpaid sellers of goods, or Liens in items or accompanying documents or proceeds of either arising by operation of law under Article 4 of the Uniform Commercial Code in favor of a collecting bank, (D) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) effecting the use of property, which do not materially detract from the value of such property or impair the use thereof, (E) Liens in the nature of leases and subleases granted to others which do not interfere in any material respect with the business, and do not detract in any material respect from the value of any property of the Parent Guarantor or any of its Subsidiaries, and (F) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with deposit accounts established at banks, in each case which do not materially and adversely affect the financial condition, results of operations, operations, business, properties or prospects of the Parent Guarantor and its Subsidiaries, taken as a whole and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (vi) Liens created by or resulting from any litigation or legal proceedings (including without limitation any taxes or assessments), which are at such time being diligently contested in good faith by the Parent Guarantor or any Subsidiary by appropriate proceedings, which proceedings in the reasonable judgment of Lessor and any assignee, (A) shall not involve any material danger that any Property or any portion thereof would be subject to sale, forfeiture or loss, as a result of failure to comply therewith,
     (B) shall not affect the payment of any sums due and payable hereunder or result in any such sums being payable to any Person other than Lessor or any assignee, (C) will not place Lessor or any assignee thereof in any danger of civil liability for which it is not adequately indemnified for or to any criminal liability, (D) if involving taxes, shall suspend the collection of the taxes and (E) do not result in an Event of Default;

     (vii) Liens existing on the date of this Guaranty as set forth on Schedule 5(l) hereto; and

     (viii) Liens for the sole purposes of securing Indebtedness permitted by clause
     (iii) of Section 14(b) hereof.

(d) Capital Expenditures. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, make or commit to make any Consolidated

Capital Expenditures, except the Parent Guarantor and its Subsidiaries may make Consolidated Capital Expenditures during any Fiscal Year provided (x) no Potential Default or Event of Default has occurred and is continuing, and (y) the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the greater of (i) $20,000,000 or (ii) twenty percent (20%) of EBITDA for the immediately preceding Fiscal Year.

(e) Investments. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person except:

     (i) Permitted Investments;

     (ii) deposits for utilities, security deposits under leases and similar prepaid expenses;

     (iii) accounts receivable arising in the ordinary course of business;

     (iv) Investments existing on the Effective Date and disclosed on Schedule 14(e) hereto;

     (v) Investments by the Parent Guarantor and its Subsidiaries in Domestic Subsidiaries that are not Inactive Subsidiaries;

     (vi) Investments by the Parent Guarantor and its Subsidiaries in Foreign Subsidiaries, provided that the aggregate consideration paid for such Investments during the term of this Guaranty shall not exceed an amount equal to five percent (5%) of the Tangible Net Worth of the Parent Guarantor;

     (vii) Investments by the Parent Guarantor and its Subsidiaries in Inactive Subsidiaries provided that the aggregate amount of such Investments during the term of this Guaranty shall not exceed $1,000,000;

     (viii) Investments by the Parent Guarantor and its Subsidiaries consisting of minority investments in and joint ventures with Persons that are engaged in business activities and lines of businesses that are incidental or related to, or similar or complimentary with, the business of the Borrower and its Subsidiaries as of the Effective Date, provided that the aggregate monetary consideration paid by Parent Guarantor and its Subsidiaries for such Investments during the term of this Guaranty shall not exceed an amount equal to five percent (5%) of the Tangible Net Worth of the Parent Guarantor;

     (ix) Investments arising under any interest rate swap, cap, collar or other hedging arrangement provided that the net obligations of the Parent Guarantor and its Subsidiaries thereunder constitute Indebtedness permitted under Section 14(b) hereof; and

     (x) Investments consisting of deposit accounts of the Parent Guarantor and its Subsidiaries maintained with banks in the ordinary course of business.

(f) Restricted Payments. The Parent Guarantor will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Parent Guarantor or on any warrants, options or other rights in respect of any class of Capital Stock (now or hereafter outstanding) of the Parent Guarantor or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Capital Stock (now or hereafter outstanding) of the Parent Guarantor or any rights, options or warrants to subscribe for or purchase any shares of any class of Capital Stock of the Parent Guarantor, or make any deposit for any of the foregoing.

(g) Limitation on Restrictions on Subsidiary Dividends. Except as otherwise provided in this Agreement or any other Related Document, the Parent Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or other interests or participations in profits owned by the Parent Guarantor or any Subsidiary of the Parent Guarantor or pay any Indebtedness owed to the Parent Guarantor or any Subsidiary of the Parent Guarantor, (b) make loans or advances to the Parent Guarantor or any Subsidiary of the Parent Guarantor or (c) transfer any of its property or assets to the Parent Guarantor or any Subsidiary of the Parent Guarantor, except for such encumbrances and restrictions existing under or by reason of this Guaranty and the other Related Documents.

(h) Take or Pay Contracts; Sale/Leasebacks.

     (i) The Parent Guarantor will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Parent Guarantor or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it; and

     (ii) The Parent Guarantor will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Parent Guarantor or any of its Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to such Person.

(i) Change of Control. The Parent Guarantor shall not permit a Change of Control to occur.

(j) Mergers, Etc. The Parent Guarantor shall not merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division or business unit thereof), or permit any of its Subsidiaries to do any of the foregoing, except that:

     (i) any Subsidiary of the Parent Guarantor (other than the Guaranteed Subsidiary), may merge into or consolidate with or transfer all or substantially all of its assets to any wholly-owned Domestic Subsidiary of the Parent Guarantor that is not an Inactive Subsidiary (so long as such wholly-owned Domestic Subsidiary is the surviving corporation);

     (ii) any Subsidiary of the Parent Guarantor (other than the Guaranteed Subsidiary) may merge into or consolidate with or transfer all or substantially all of its assets to the Parent Guarantor (so long as the Parent Guarantor is the surviving corporation);

     (iii) the Parent Guarantor or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division or business unit thereof) provided that (A) such Person or division or business unit is in the same or similar or complementary lines of businesses as the business of the Parent Guarantor and its Subsidiaries,
     (B) if the aggregate consideration to be paid by the Parent Guarantor or any of its Subsidiaries in connection with such purchase or other acquisition (including the fair market value of any consideration payable other than in cash) is greater than $5,000,000, the Parent Guarantor shall have given the Lessor, the Collateral Agent and the Agent not less than 10 days prior written notice thereof, (C) if the aggregate consideration payable by the Parent Guarantor and its Subsidiaries in connection with any such purchase or acquisition (including the fair market value of all consideration payable other than in cash) exceeds $10,000,000, the Parent Guarantor shall have received the prior written consent of the Majority Secured Parties and (D) if the aggregate amount of consideration for all such purchases and acquisitions (including the fair market value of all consideration payable other than in cash) exceeds $5,000,000, the Parent Guarantors and its Subsidiaries shall execute and deliver to the Collateral Agent such additional Security Documents as the Collateral Agent shall deem reasonably necessary or appropriate in order to obtain and effect a first-priority Lien on all such assets and Capital Stock so acquired (including the assets of any Person whose Capital Stock is so acquired);

     (iv) any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the extent such transaction is permitted under clause (c) of Section 14(m); and

     (v) the Parent Guarantor may merge with or consolidate into any other Person provided that (A) (1) if the holders, immediately prior to such merger or consolidation, of shares of Capital Stock of the Parent Guarantor entitled to vote in the election of directors of the Parent Guarantor hold, immediately after giving effect to such merger or consolidation, a majority of the issued and outstanding shares of Capital Stock of the surviving corporation entitled to vote in the election of directors of such surviving corporation, (2) such merger or consolidation shall comply with the requirements of clause (iii) of this Section 14(j) as if such merger or consolidation were the acquisition by the Parent Guarantor of the Capital Stock of the surviving corporation, and (3) the surviving corporation shall have assumed, pursuant to an instrument in form and substance reasonably satisfactory to the Collateral Agent, all of the obligations of the Parent Guarantor under this Guaranty and the other Related Documents, or (B) the surviving corporation shall have an unsecured long-term debt rating of not less than "BBB" (or its equivalent) from Standard & Poors Corporation and not less than Baa2 (or its equivalent) from Moodys Investors Service and such surviving corporation shall have assumed, pursuant to an instrument in form and substance reasonably satisfactory to the Collateral Agent, all of the obligations of the Parent Guarantor under this Guaranty and the other Related Documents (any such transaction described in clause (B) of this Section 14(j)(v), a "Permitted Change of Control");

provided that in each such case, immediately after giving effect thereto, (A) no Event of Default or Potential Default shall occur and be continuing or could result therefrom, and (B) after giving pro forma effect to any such merger, consolidation or transfer under this Section 14(j) the Parent Guarantor (or any successor corporation) is, and is projected to be in compliance with Section 15.

(k) Compliance with ERISA. The Parent Guarantor shall not (i) terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any material (in the opinion of the Lessor and any assignee) liability of the Parent Guarantor or any ERISA Affiliate to the PBGC or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, that presents a material (in the opinion of the Lessor and any assignee) risk of such a termination by the PBGC of any Plan.

(l) Subsidiaries. The Parent Guarantor will not, and will not permit any Subsidiary to create or acquire any Subsidiary, or to transfer assets to any Subsidiary other than in compliance with Section 14(j) hereof.

(m) Asset Dispositions, etc. The Parent Guarantor will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless (a) such disposition consists of the sale or lease of inventory in the ordinary course of business, (b) such disposition constitutes a disposition of obsolete or retired assets not used in the business of the Parent Guarantor and its Subsidiaries, (c) the disposition is in the ordinary course of business and the net book value of the asset to be disposed, together with the net book value of all other assets disposed by the Parent Guarantor or any Subsidiary pursuant to this clause (c) during any Fiscal Year does not exceed $10,000,000 and during the term of this Guaranty, does not exceed $20,000,000 or
(d) such disposition consists of the sale by the Parent Guarantor of real property and improvements comprising its current manufacturing facility and corporate headquarters located at 12744 San Fernando Road, Sylmar, California.

(n) Modification of Organizational Documents, etc. The Parent Guarantor will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Certificate of Incorporation or the By-Laws of the Parent Guarantor, except for any amendment, supplement or other modification which does not adversely affect the Parent Guarantor's ability to pay or perform its obligations under this Guaranty.

(o) Transactions with Affiliates. The Parent Guarantor will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates other than any such transaction arrangement or contract which is on terms substantially as favorable to the Parent Guarantor or such Subsidiary as would be obtainable by the Parent Guarantor or such Subsidiary in a comparable arms-length transaction with a Person that is not an Affiliate of the Parent Guarantor. To the extent that any transactions or agreements between Parent Guarantor and any other Affiliate are permitted by this Guaranty or are consented to in writing by the Lessor, with respect to such transaction or agreement, Parent Guarantor will (a) reflect the separate legal existence of each entity party to the transaction or agreement, (b) formally document such transaction or agreement in writing, and
(c) cause such transaction or agreement to be approved in advance by the board of directors of Parent Guarantor. The pricing and other material terms of all such transactions and agreements will be established at the inception of the particular transaction or agreement on commercially reasonable terms (substantially similar to the terms that would have been established in a transaction between unrelated third parties) by written agreement and will not be amendable except with the written consent of both Parent Guarantor and any Affiliates party to the transaction or agreement.

(p) Inconsistent Agreements. The Parent Guarantor will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by this Guaranty or any Related Document or by the performance by the Parent Guarantor or any Subsidiary of its obligations hereunder or under any Related Document.

(q) Change in Accounting Method. The Parent Guarantor will not, and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

(r) Change in Fiscal Year End. The Parent Guarantor will not change its Fiscal Year end without the Lessor's prior written consent.

(s) Amendments to Certain Agreements. The Parent Guarantor will not, and shall not permit any Subsidiary to, amend, restate or otherwise modify any Related Document except as provided in the Participation Agreement.

15. Financial Condition. The Parent Guarantor hereby covenants and agrees as set forth below:

(a) Total Debt to EBITDA Ratio. The Parent Guarantor will not permit its Total Debt to EBITDA Ratio with respect to the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Ratio
         ----------                 --------------                              -----
         1999                       First                                       3.0 to 1
                                    Second                                      2.9 to 1
                                    Third                                       2.7 to 1
                                    Fourth                                      2.5 to 1

         2000                       First                                       2.4 to 1
                                    Second                                      2.4 to 1
                                    Third                                       2.3 to 1
                                    Fourth                                      2.2 to 1

         2001                       First                                       2.1 to 1
                                    Second and each Fiscal Quarter
                                       thereafter through the Final Date        2.0 to 1.

(b) Fixed Charge Coverage Ratio. The Parent Guarantor will not permit its Fixed Charge Coverage Ratio with respect to the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Ratio
         ----------                 --------------                              -----
         1999                       First                                       .8 to 1
                                    Second                                      .9 to 1

                                    Third                                       1.1 to 1
                                    Fourth                                      1.2 to 1

         2000                       First                                       1.2 to 1
                                    Second                                      1.2 to 1
                                    Third                                       1.2 to 1
                                    Fourth                                      1.3 to 1

         2001                       First                                       1.3 to 1
                                    Second                                      1.3 to 1
                                    Third                                       1.3 to 1
                                    Fourth                                      1.3 to 1

         2002                       First                                       1.3 to 1
                                    Second                                      1.3 to 1
                                    Third                                       1.3 to 1
                                    Fourth                                      1.3 to 1

         2003                       First                                       1.3 to 1
                                    Second                                      1.3 to 1
                                    Third                                       1.3 to 1
                                    Fourth                                      1.3 to 1

         2004                       First and each Fiscal Quarter
                                       thereafter through the Final Date        1.5 to 1.

(c) Interest Coverage Ratio. The Parent Guarantor will not permit its Interest Coverage Ratio with respect to the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Ratio
         ----------                 --------------                              -----
         1999                       First                                       10.0 to 1
                                    Second                                      10.0 to 1
                                    Third                                       10.0 to 1
                                    Fourth                                      10.0 to 1

         2000                       First                                       10.0 to 1
                                    Second                                      10.0 to 1
                                    Third                                       10.0 to 1
                                    Fourth                                      10.0 to 1

         2001                       First                                       10.0 to 1
                                    Second                                      9.0 to 1

                                    Third                                       8.0 to 1
                                    Fourth                                      8.0 to 1

         2002                       First                                       8.2 to 1
                                    Second                                      8.5 to 1
                                    Third                                       9.0 to 1
                                    Fourth                                      9.5 to 1

         2003                       First                                       10.0 to 1
                                    Second                                      10.5 to 1
                                    Third                                       11.0 to 1
                                    Fourth                                      11.5 to 1

         2004                       First                                       12.0 to 1
                                    Second                                      12.5 to 1
                                    Third                                       13.0 to 1
                                    Fourth                                      13.5 to 1

         2005                       First                                       14.0 to 1
                                    Second                                      14.5 to 1
                                    Third                                       15.0 to 1
                                    Fourth                                      15.5 to 1

         2006                       First                                       15.5 to 1

(d) Minimum EBITDA. The Parent Guarantor will not permit EBITDA for the four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than the amount set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Minimum EBITDA
         ----------                 -------------                               --------------
         1999                       First                                               $20,000,000
                                    Second                                              $22,000,000
                                    Third                                               $24,000,000
                                    Fourth                                              $29,000,000

         2000                       First                                               $30,000,000
                                    Second                                              $31,000,000
                                    Third                                               $32,000,000
                                    Fourth                                              $35,000,000

         2001                       First                                               $36,000,000
                                    Second                                              $38,000,000
                                    Third                                               $40,000,000
                                    Fourth                                              $45,000,000

         2002                       First                                               $46,000,000
                                    Second                                              $48,000,000
                                    Third                                               $50,000,000
                                    Fourth                                              $55,000,000

         2003                       First                                               $56,000,000
                                    Second                                              $58,000,000
                                    Third                                               $60,000,000
                                    Fourth and each Fiscal Quarter
                                       thereafter through the Final Date                $65,000,000

(e) Minimum Tangible Net Worth. The Parent Guarantor will not permit its Tangible Net Worth on the last day of any Fiscal Quarter to be less than the amount set forth below opposite such Fiscal Quarter:

         Fiscal Year                Fiscal Quarter                              Minimum EBITDA
         ----------                 -------------                               --------------
         1999                       First                                            $115,000,000
                                    Second                                           $115,000,000
                                    Third                                            $115,000,000
                                    Fourth                                           $125,000,000

         2000                       First                                            $130,000,000
                                    Second                                           $135,000,000
                                    Third                                            $140,000,000
                                    Fourth                                           $150,000,000

         2001                       First                                            $155,000,000
                                    Second                                           $160,000,000
                                    Third                                            $165,000,000
                                    Fourth                                           $175,000,000

         2002                       First                                            $180,000,000
                                    Second                                           $185,000,000
                                    Third                                            $190,000,000
                                    Fourth                                           $200,000,000

         2003                       First                                            $205,000,000
                                    Second                                           $210,000,000
                                    Third                                            $215,000,000
                                    Fourth                                           $225,000,000

         2004                       First                                            $230,000,000

                                    Second                                           $235,000,000
                                    Third                                            $240,000,000
                                    Fourth and each Fiscal Quarter
                                       thereafter through the Final Date             $250,000,000

16. Survival of Representations, Warranties, Etc. All representations, warranties, covenants and agreements made herein and in statements or certificates delivered pursuant hereto shall survive any investigation or inspection made by or on behalf of the Lessor and shall continue in full force and effect until all of the obligations of the Parent Guarantor under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of all sums payable by the Guaranteed Subsidiary under the Guaranteed Agreements and the performance in full of all obligations of the Guaranteed Subsidiary in accordance with the terms and provisions of such agreements.

17. GOVERNING LAW AND CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, SERVICE OF PROCESS.

(a) THIS GUARANTY HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE PARENT GUARANTOR AND LESSOR AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAWS OF THE STATE OF NEW YORK, THIS GUARANTY, AND THE RIGHTS AND DUTIES OF THE PARENT GUARANTOR AND LESSOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE PARENT GUARANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTIES, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING, IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE LESSOR

FROM OBTAINING JURISDICTION OVER THE PARENT GUARANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARENT GUARANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE PARENT GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PARENT GUARANTOR AND LESSOR EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS GUARANTY. THE PARENT GUARANTOR AND LESSOR ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 17 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

(b) The Parent Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Parent Guarantor, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Parent Guarantor, at its address set forth in Section 18(c), but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Parent Guarantor. The Parent Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth in Section 18(c)), such service to become effective upon the earlier of (i) the date ten (10) calendar days after such mailing or
(ii) any earlier date permitted by applicable law. The Parent Guarantor agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Lessor thereof (and shall furnish to the Lessor the consent of any successor agent so to act). Nothing in this Section 17(b) shall affect the right of the Lessor to bring proceedings against the Parent Guarantor in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

18. Miscellaneous.

(a) Assignment. The Parent Guarantor may not assign its rights or obligations under this Guaranty except as provided in the Participation Agreement. The Lessor may assign its rights under this Guaranty in accordance with the provisions of the Participation Agreement, and no such assignment or delegation shall diminish the Parent Guarantor's obligations hereunder.

(b) Amendments and Waivers. The provisions of this Guaranty may from time to time be amended, modified or waived solely in accordance with the provisions of the Participation Agreement. No failure of delay on the part of the Lessor in exercising any power or right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth below or such other address, telex or telecopier number as such party may hereafter specify by notice to the other parties listed below. Any notice, request, demand or other communication sent by telex or telecopier shall be promptly confirmed with a copy of such notice sent by courier or by first class mail.

                  If to the Lessor:

                           First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention: Val Orton
                           Telecopier: (801) 246-5053

                  If to the Collateral Agent:

                           ING (U.S.) Capital LLC
                           55 East 52nd Street, 33rd Floor
                           New York, New York 10055
                           Attention: Chief Credit Officer
                           Telecopier: (212) 750-8935

     With a copy of each such notice to be simultaneously given, delivered or served to the following address:

                              ING (U.S.) Capital LLC
                              Atlanta Office
                              200 Galleria Parkway, Suite 950
                              Atlanta, Georgia 30339
                              Attention: Darren J. Wells
                              Telecopier: (770) 951-1005

                              King & Spalding
                              191 Peachtree Street
                              Atlanta, Georgia 30303-1763
                              Attention: Hector E. Llorens, Jr.
                              Telecopier: (404) 572-5100

                  If to the Parent Guarantor:

                           MiniMed Inc.
                           12744 San Fernando Road
                           Sylmar, California 91342
                           Attention: General Counsel
                           Telecopier: (818) 367-1460

                  With a copy of each such notice to be simultaneously given, delivered or served to the following address:

                           Brobeck, Phleger & Harrison LLP
                           550 West C Street, Suite 1300
                           San Diego, California 92101-3532
                           Attention: W. Scott Biel
                           Telecopier: (619) 234-3848

     Each such notice, request or other communication shall be effective when actually received.

(d) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lessor hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Parent Guarantor and the Lessor relating hereto, at law, in equity or otherwise. Neither any delay nor any omission by the Lessor to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

(e) Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Guaranty.

(f) Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Headings. The Article and Section headings in this Guaranty are for convenience of reference only and shall not affect the interpretation hereof.

                       [SIGNATURE PAGE TO PARENT GUARANTY]

     IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.


                        MINIMED INC., as Parent Guarantor



                        By: /s/ TERRANCE H. GREGG
                            --------------------------------
                            Terrance H. Gregg
                            President




ACKNOWLEDGED AND AGREED:
FIRST SECURITY BANK,  NATIONAL
ASSOCIATION, not individually, but solely as Owner Trustee under the MiniMed Real
Estate Trust 1999-1



By:  /s/  VAL T. ORTON
    ------------------------------
     Name:  Val T. Orton
     Title:  Vice President